UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 15, 2022

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2400 New York, New York	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ⃞

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 15, 2022, Chimera Investment Company (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) for the purpose of: (i) electing two Class III directors to serve on the Company’s board of directors (the “Board”) until the 2025 annual meeting of stockholders, electing one Class I Director to serve on the Board until the 2023 annual meeting of stockholders and electing one Class II director to serve on the Board until the 2024 annual meeting of stockholders; (ii) approving an amendment to the Company’s charter to declassify the Board; (iii) recommending, by a non-binding advisory vote, the Company’s executive compensation; and (iv) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Further information regarding all of these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2022.

The total number of shares of common stock entitled to vote at the Annual Meeting was 237,044,792, of which 176,495,847 shares, or 74.45%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1. The election of (i) two Class III directors to serve on the Board until the 2025 annual meeting of stockholders, (ii) one Class I Director to serve on the Board until the 2023 annual meeting of stockholders, and (iii) one Class II director to serve on the Board until the 2024 annual meeting of stockholders.

Director	Class	For	Against	Abstentions	Broker Non-Votes

Brian P. Reilly	III	110,780,379	5,415,585	918,895	59,380,988
Choudhary Yarlagadda	III	111,702,086	4,556,403	856,370	59,380,988
Kevin G. Chavers	I	112,255,829	4,006,887	852,143	59,380,988
Sandra Bell	II	114,444,035	1,788,305	882,519	59,380,988

Based on the foregoing votes, (i) Brian P. Reilly and Choudhary Yarlagadda were elected as Class III directors to serve on the Board until the 2025 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) Kevin G. Chavers was elected as a Class I director to serve on the Board until the 2023 annual meeting of stockholders and until his successor is duly elected and qualifies, and (iii) Sandra Bell was elected as a Class II director to serve on the Board until the 2024 annual meeting of stockholders and until her successor is duly elected and qualifies.

Proposal 2. The approval of an amendment to the Company’s charter to declassify the Board.

For	Against	Abstentions	Broker Non-Votes

113,283,148	2,446,622	1,385,089	59,380,988

With respect to the proposal to amend the Company’s charter to declassify the Board, the proposal received a substantial favorable vote at the Annual Meeting, but did not receive the vote required for approval, which is the affirmative vote of a majority of votes entitled to be cast on this matter. As a result, the amendment to the Company’s charter to declassify the Board was not approved.

Proposal 3. A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes

63,397,507	52,192,958	1,524,394	59,380,988

Based on the foregoing votes, the non-binding advisory resolution on the Company’s executive compensation was approved.

Proposal 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the current fiscal year.

For	Against	Abstentions	Broker Non-Votes

171,802,565	3,082,197	1,611,085	–

Based on the foregoing votes, the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the current fiscal year was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: June 17, 2022	By: /s/ Subramaniam Viswanathan
Name: Subramaniam Viswanathan
Title: Chief Financial Officer